U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

THREE SIGMA VENTURES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other incorporation or organization)	39-2053000 (I.R.S. employer identification number)

#12A-1950 Government Street Victoria, British Columbia
Canada (Address of principal executive offices)	V8T 4N8 ( Zip Code)

Registrant’s telephone number, including area code: (250) 380-2274

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Common Stock, par value $.0001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Unless otherwise noted, references in this registration statement to the “Company,” “we,” “our” or “us” means Three Sigma Ventures Inc.  Our principal place of business is located at #12A-1950 Government Street, Victoria, British Columbia, Canada V8T 4N8. Our telephone number is (250) 380-2274.

FORWARD-LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire registration statement carefully, especially those risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

PART I

ITEM 1.   BUSINESS

Business Development

Three Sigma Ventures Inc. (“we”, “us”, “our”, or the “Company”) was incorporated in the State of Delaware on March 5, 2007. Since inception, we have been engaged in organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination and have made no efforts to date to identify a possible business combination. As a result, we have not conducted any negotiations nor entered into a letter of intent concerning any target business. Our sole business purpose for the indefinite future is to seek the acquisition of, or merger with, an existing operating company. We selected December 31 as our fiscal year end.

Our Business

Based on our proposed business activities, we are what is known as a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines “blank check” companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), we also qualify as a “shell company,” because we have no or nominal assets and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Our management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly-held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with an operating business rather than immediate short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and may, as a result, acquire any type of business.

The analysis of new business opportunities has and will be undertaken by or under the supervision of John A. Kuehne and Frank E. Quinby, our officers and directors. As of this date, we have not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In our efforts to analyze potential acquisition targets, we will consider the following kinds of factors:

(a)   Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)  Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)   Strength and diversity of management, either in place or scheduled for recruitment;

(d)  Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)   The cost of participation by us as compared to the perceived tangible and intangible values and potentials;

(f)   The extent to which the business opportunity can be advanced;

(g)  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h)  Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, our management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Form of Business Combination

The manner in which we may participate in any given opportunity will depend upon the nature of the opportunity, the respective needs and desires of us and the promoters of the opportunity, and the negotiating strength we have relative to the other parties involved.

It is likely that we will participate in a business opportunity through the issuance of our common stock or other securities. Although the terms of any such transaction cannot be predicted, it should be noted that, in certain circumstances, one of the primary factors for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) is whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, which is likely but by no means assured, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Depending upon the relative negotiating strength of the parties, prior stockholders may, in fact, retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial dilution to the equity of those who were our stockholders prior to such reorganization.

Our present stockholders will likely not have control of a majority of our voting shares following a reorganization transaction. As part of such a transaction, all or a majority of our directors may resign and new directors may be appointed without any vote by our stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by our stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of our outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Management is likely to seek to structure any such transaction so as not to require stockholder approval, an objective often accomplished through the establishment and use of a special-purpose acquisition subsidiary.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to pursue or otherwise participate in a specific business opportunity, the costs then previously incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in our loss of the related costs incurred.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees unless and until we consummate a business combination.

ITEM 1A. RISK FACTORS

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.

Risks Associated with Our Business

There is uncertainty as to our ability to continue as a going concern.

Our financial statements for the period ended December 31, 2007, which are included in Item 13 of this registration statement on Form 10, as well as the accompanying report of our independent registered public accounting firm on our financial statements, call into question our ability to operate as a going concern. This conclusion is based on our net losses and cash used in operations. Those factors, as well as uncertainty in securing financing for continued operations, create an uncertainty regarding our ability to continue as a going concern. Although we expect that we will be able to meet our expenses going forward based on loans and/or equity investments from shareholders or other investors, our ability to continue as a going concern will be dependent on our ability to obtain such financing on acceptable terms, for which there is no existing commitment and for which there can be no assurance.

Our business will have no revenues unless and until we merge with or acquire an operating business.

Since March 5, 2007 (inception), and as of March 31, 2008, we had incurred a net loss of $35,828. Because we do not anticipate having any revenues for the indefinite future, and will likely have to finance operating expenses until such time as we may be able to consummate a business combination through proceeds obtained from shareholder loans or sales of equity, we are likely to incur a net operating loss that will increase continuously until we are able to consummate a business combination with a profitable operating enterprise. There can be no assurance, however, that we will be able to identify a suitable enterprise in this regard and consummate a business combination, either eventually or at all.

Our business is difficult to evaluate because we have no operating history.

Because we have no operating history or revenue and only minimal assets, evaluating our prospects is uniquely challenging. Until such time that we are able to identify and consummate a business combination with an operating company, if at all, prospective investors will not have the benefit of being able to assess future operating performance on the basis of historical operating performance.

Our management has certain inherent conflicts of interest that may cause it to act adversely to the interests of our shareholders.

Each of John A. Kuehne, our President, Chief Executive Officer, Chief Financial Officer, Treasurer and one of our two directors, and Frank E. Quinby, our Vice President and Secretary and the other of our two directors, are currently involved with other blank check and other companies that share an interest in identifying and pursuing possible business combinations with private operating companies. Although each of Mr. Kuehne and Mr. Quinby will at all times be bound by their fiduciary duties to shareholders and abstain as appropriate from voting in relation to any matters in which the same business opportunity is being pursued by the Company and any other companies with which he is affiliated, there can be no assurance that the existing and inherent conflict of interest created by Mr. Kuehne’s and Mr. Quinby’s positions in relation to the Company, on the one hand, and any other companies with which they are involved, on the other, will not otherwise result in a loss of economic opportunity to our shareholders.

Conflicts of interest may arise in the future in connection with our management’s potential participation as a service provider.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of our stockholders. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Smallcap Corporate Partners Inc., a venture capital, management consulting, and corporate investor relations consulting firm and also an affiliate of each of John A. Kuehne and Frank E. Quinby, may at some point act as a consultant to the Company and may receive a fee for providing such services. There can be no assurance that the potential conflicts of interest that would exist under such circumstances in connection with either the negotiation of a services agreement with Smallcap Corporate Partners Inc., or in the execution of services thereunder, would not result in potentially adverse economic consequences to our shareholders.

There is intense competition for those private companies suitable for a merger transaction of the type we intend to pursue.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do. Consequently, we will be at a competitive disadvantage in being able to identify attractive business opportunities and successfully complete a business combination. These competitive factors may reduce the likelihood of our ultimately being able to successfully identify and consummate a business combination.

Future success is highly dependent on the ability of management to locate and attract a suitable business combination.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm and numerous other factors beyond our control.

We have no existing agreement for a business combination or other transaction.

There is not currently in place any arrangement, agreement or understanding involving the Company with respect to engaging in a merger with, joint venture with, or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for purposes of evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Our management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, our management anticipates devoting no more than a few hours per week in total to the Company’s affairs. Our officers have not entered into a written employment agreement with us and are not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies without previously prepared and/or audited financial statements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the company involved. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain within a certain time frame the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act remain applicable.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”) since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If this were to occur, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. To date, we have obtained no formal determination from the SEC as to our status under the Investment Company Act and could, therefore, be determined at some later date to be an unregistered investment company, which could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders, and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency, and balance of payments positions, and in other respects.

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure a business combination to which we become a party in such a way as to result in tax-free treatment for the parties involved, which could deter third parties from entering into certain business combinations with us or result in us or our shareholders being taxed on consideration received in such a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. Although we intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity, there can be no assurance that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

We have not conducted or otherwise obtained any market research regarding potential business opportunities, which may affect our ability to identify a business to merge with or acquire.

To date, we have neither conducted nor obtained from others results of market research concerning prospective business opportunities. We have no assurances, as a result, that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There can be no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Risks Associated with Our Common Stock

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until we complete a business combination with an operating business and we thereafter file a registration statement under the Securities Act. Therefore, outstanding shares of our Common Stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.

Until recently, and still with certain restrictions, shares of common stock could not be sold under the exemptions from registration provided by Rule 144 (“Rule 144”) under or Section 4(1) of the Securities Act in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000 (the “Wulff Letter”). The Wulff Letter provides that certain private transfers of the shares of Common Stock also may be prohibited without registration under federal securities laws.  The SEC recently changed certain aspects of the Wulff Letter and these changes apply to our stockholders.  Since February 15, 2008, all holders of shares of common stock of a “shell company” have been permitted to sell their shares of common stock under Rule 144, subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the company would cease to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

In addition, the SEC has disclosed that it has developed internal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a registration statement on Form S-3 to register its securities if the issuer’s securities are listed on the Over-the-Counter Bulletin Board or on the Pink Sheets. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or “primary” public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer.

It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances. SEC staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration, or such time as substantially all securities registered in the first registration are sold, before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have few or no tradable shares of common stock outstanding, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale, though SEC staff members have at times indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as would be the case with the Company. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholder’s liquidity in our common stock may be adversely affected in the event the SEC requires a cutback of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 20,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our board of directors currently has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination, or otherwise, dilution to the interests of our then existing stockholders will occur and the rights of the holders of common stock may be materially and adversely affected.

Our stockholders may have a minority interest in the Company following a business combination.

If we enter into a business combination with a company with a value in excess of the value of our Company, and issue shares of our common stock to the stockholders of such company as consideration for merging with us, our stockholders would likely own less than 50% of the Company after the business combination. The stockholders of the acquired company would therefore be able to control the election of our board of directors and effectively control our Company.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction we may not be able to attract the attention of major brokerage firms.

Since our business plan contemplates a privately-held business combining with us to become public through a “reverse merger,” securities analysts of major brokerage firms are unlikely to provide coverage of our Company because there will be no incentive for them to recommend the purchase of our common stock. For this reason, no assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

Although the effectiveness of this registration statement will cause us to become a reporting company, our stock will not be listed or traded on any securities exchange or quotation service for the indefinite future.

While, once effective, this registration statement on Form 10 will cause our common stock to become registered as a class and cause the company to become a reporting company under the Exchange Act, it will not be until our common stock is listed on a securities exchange or quotation service that our common stock will be publicly trading. Because it is highly unlikely for an active trading market to develop in any security without it first being listed on a securities exchange or quotation service, it is highly unlikely that an active trading market will ever develop for our common stock before it is listed on a securities exchange or quotation service, which cannot be assured. Failure to develop or maintain an active trading market will restrict liquidity and generally have a negative effect on the value of a security. We do not expect that a listing for our common stock on any securities exchange or quotation service will be pursued, or that a market will be made in our common stock, unless and until we consummate a business combination with a private operating company.

We cannot assure you that our common stock will ever be listed on one of the national securities exchanges.

To the extent that we consummate a business combination, we may seek the listing of our common stock on NASDAQ (Global or Capital Markets) or the American Stock Exchange, either immediately or after some period of time. There can be no assurance, however, that we will be able to meet the initial listing standards of either of those or any other stock exchange at such time, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on one of the national stock exchanges, for which there can be no assurance, we expect that our common stock would be eligible to trade on the OTC Bulletin Board (the “OTCBB”). The OTCBB, however, is not an exchange and, because obtaining accurate quotations as to the market value of a given security on the OTCBB is not always possible, and because trading of securities on the OTCBB is often more sporadic than the trading of securities listed on a national exchange (including NASDAQ Global Select, Global, or Capital Markets), sellers of securities traded on the OTCBB are likely to have more difficulty disposing of their securities than sellers of securities that are listed on a national exchange.

We cannot assure you that following a business combination with an operating business, our common stock will not be subject to the “penny stock” regulations, which would likely make it more difficult to sell.

To the extent that we consummate a business combination and our common stock becomes listed for trading on a quotation service, our common stock may constitute a “penny stock,” which generally is a stock trading under $5.00 and that is not registered on a national securities exchange (including NASDAQ). The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. This regulation generally has the result of reducing trading in such stocks, restricting the pool of potential investors for such stocks, and making it more difficult for investors to sell their shares. Prior to a transaction in a penny stock, a broker-dealer is required to:

•	deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;
•	provide the customer with current bid and offer quotations for the penny stock;
•	explain the compensation of the broker-dealer and its salesperson in the transaction;
•	provide monthly account statements showing the market value of each penny stock held in the customer’s account; and
•	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. To the extent that our common stock becomes subject to the penny stock rules, investors in our common stock may find it more difficult to sell their shares.

It is unlikely that research coverage in the aftermarket for our stock will be adequate to garner institutional investor support for the indefinite future.

Because most institutional investors will generally only invest in securities that are followed by one or more securities analysts from major securities brokerage firms, and the involvement of institutional investors is generally considered to be an important factor in achieving strong aftermarket support and trading volume for a given security in the public markets, obtaining research coverage from one or more securities analysts from major securities brokerage firms is, in turn, believed by many to be an important factor in achieving strong aftermarket support and trading volume for a given security in the public markets. Analyst coverage from major securities brokerage firms, however, is extremely unusual for companies that are not relatively large, have not completed an initial public offering (an “IPO”), are not candidates for a registered secondary offering, and/or are not listed on NASDAQ, AMEX or the New York Stock Exchange. To the extent that we consummate a business combination and our common stock becomes listed for trading on the OTCBB or another quotation service, and because we are unlikely to meet any of these criteria, our common stock is unlikely to receive securities analyst research coverage from any major securities brokerage firms, and we cannot assure you that the lack of any such research coverage will not have an adverse affect at such time on the trading price of our common stock.

If you require dividend income, you should not rely on an investment in our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested for the indefinite future into furthering the pursuit of our business objectives.

We may engage in a transaction to cause us to repurchase shares of our common stock from existing stockholders.

In order to provide an interest in the Company to a third party, we may choose to cause the Company to sell Company securities to one or more third parties, with the proceeds of such sale(s) being utilized by the Company to repurchase shares of common stock held by existing stockholders. As a result of such transaction(s), our management, stockholder(s) and board members may change.

Our board of directors has broad authorization to issue preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of our common stock. Under certain circumstances, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention of issuing any shares of preferred stock, there can be no assurance that we will not do so in the future.

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly-held corporation. Our principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a business combination with an operating business. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and we may, as a result, acquire any type of business.

We do not currently engage in any business activities that provide revenue or other cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond will be paid with funds in our treasury and/or those obtained through borrowings from our stockholders, management or other investors.

During the next 12 months, we anticipate incurring costs related to:

(i) filing of Exchange Act reports, and
(ii) costs relating to consummating an acquisition.

We believe we will be able to meet these costs through use of funds in our treasury, through deferral of fees by certain service providers and additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors. Currently, however, our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances, however there is no assurance of additional funding being available.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

None of our officers or our directors have had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly-traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Revenues

We have not realized any revenues from operations since March 5, 2007 (inception), and, until such time as we are able to consummate a business combination, we are unlikely to realize any revenues. We can provide no assurance that we will continue to be able to satisfy our cash requirements for at least the next twelve months.

Operational Expenses

Total operating expenses since inception through March 31, 2008 were $34,175. These expenses constituted organizational and professional fees, including legal accounting and auditing, as well as interest on outstanding indebtedness. For the period from March 5, 2007 (inception) through March 31, 2008, we had incurred a net loss of $35,828. It is the belief of our management that these circumstances may hinder our ability to continue as a going concern.

Liquidity and Capital Resources

We do not have any revenues from operations and, absent a merger or other combination with an operating company, or a public or private sale of our equity or debt securities, the occurrence of either of which cannot be assured, we will be dependent upon future loans or equity investments from our present stockholders or management, for which there is no existing commitment. During March 2007, $500 of cash was contributed in exchange for the issuance of common stock. During October 2007, an additional $400 of cash was contributed in exchange for the issuance of common stock. During the period March 5, 2007 (inception) through March, 31, 2008, loans from stockholders had been received aggregating $50,000.

At March 31, 2008, we had cash of $21,792 and a stockholders’ deficit of $(34,928). At March 31, 2008, our only assets consisted of the $21,792 in cash. Our working capital as of such date was $(34,928).

Results of Operations

We have not conducted any active operations since inception. No revenue has been generated by the Company from March 5, 2007 (inception) to March 31, 2008. It is unlikely the Company will have any revenues unless it is able to effect an acquisition, or merger with an operating company, of which there can be no assurance.

Since March 5, 2007 (inception), selling, general and administrative expenses have been primarily comprised of professional fees associated with the Company registering to become publicly-traded. For this period, such expenses amounted to $34,175. Interest expense is comprised of expenses associated with our notes payable to stockholders and amounted to $1,653.

Commitments

We do not have any commitments which are required to be disclosed in tabular form as of March 31, 2008.

Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

ITEM 3.   PROPERTIES

We neither rent nor own any properties. We currently utilize the office space and equipment of Smallcap Corporate Partners Inc., a venture capital, management consulting, and corporate investor relations consulting firm the sole principals of which are John A. Kuehne, our President, Chief Executive Officer, Chief Financial Officer, and Treasurer, and one of our two directors, and Frank E. Quinby, our Vice President, Secretary, and only other director, on a month-to-month basis at no cost. Management estimates that the value conveyed to us as a result of this arrangement is immaterial.

We additionally maintain a maildrop presence at our registered office at 620 North 129th St., Omaha, NE 68154.

We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 1, 2008, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of the Company.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class

John A. Kuehne (1) #12A-1950 Government Street Victoria, British Columbia Canada V8T 4N8	2,700,000	30%

Frank E. Quinby (2) #12A-1950 Government Street Victoria, British Columbia Canada V8T 4N8	2,700,000	30%

All Officers and Directors as a group (2 individuals)	5,400,000	60%

(1) Mr. Kuehne is our President, Chief Executive Officer, Chief Financial Officer, Treasurer and one of our directors.
(2) Mr. Quinby is our Vice President, Secretary and one of our directors.

ITEM 5.   DIRECTORS AND EXECUTIVE OFFICERS

(a) Identification of Directors and Executive Officers

Our officers and directors and additional information concerning them are as follows:

NAME	AGE	POSITION

John A. Kuehne	51	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Director

Frank E. Quinby	64	Vice President, Secretary, Director

John A. Kuehne, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director. Mr. Kuehne has served as President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director of the Company since its inception in March 2007. Mr. Kuehne also currently serves as a director (since 2000) and Chairman of the Audit Committee of Findex.com, Inc. (OTCBB: FIND), a public company in the business of software publishing and marketing, as well as President, Chief Executive Officer, Chief Financial Officer, Treasurer and director of Golden Pig Ventures Inc., a blank check company which intends to register as reporting company with the SEC in the near future. Mr. Kuehne is a management consultant and the President of SmallCap Corporate Partners Inc., a position he has held since August 2003. Prior to his association with SmallCap Corporate Partners Inc., Mr. Kuehne served as a management consultant with Alliance Corporate Services Inc. during the period July 2000 through to June 2003. Prior to this, Mr. Kuehne worked in a series of positions, and ultimately as Chief Financial Officer, at Doman Industries Limited (1990 to 1999), a large Canadian forest products company. Mr. Kuehne began his business career with Deloitte & Touche, where he worked through a series of positions, in Edmonton (1980 to 1984) and Chicago (1984 to 1988) culminating in Audit Manager. In addition to the foregoing, Mr. Kuehne has served as a director on the boards of two Canadian public companies. From June 2000 to May 2004 he served as a director of Prospector Consolidated Resources Inc. From January 2003 to November 2004 he served as a director of Beau Pre Explorations Ltd. Mr. Kuehne holds a Bachelor of Commerce degree from the University of Alberta (1989) and a Masters of Management from J.L.Kellogg Graduate School of Management at Northwestern University (1990). Mr. Kuehne qualified as a Canadian Chartered Accountant in 1983 and as an American Certified Public Accountant in 1985.

Frank E. Quinby, Vice President, Secretary, Director. Mr. Quinby has served as Vice President, Secretary and a director of the Company since its inception in March 2007. Mr. Quinby also currently serves as Vice President, Secretary, and a director of Golden Pig Ventures Inc., a blank check company which intends to register as reporting company with the SEC in the near future. Mr. Quinby is currently a management consultant and Vice President Market Psychology of SmallCap Corporate Partners Inc. where his focus is on corporate communications and market psychology; a position he has held since August 2003. Prior to his association with SmallCap Corporate Partners Inc., Mr. Quinby served as a management consultant with Alliance Corporate Services Inc. during the period March 2001 through June 2003. Mr. Quinby has a Bachelor's degree in English Literature from New York University, and a Masters degree in Counseling Psychology from Antioch University.

The term of office of our directors expires at our annual meeting of stockholders or at the point at which their successors are duly qualified and elected.

(b) Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

(c) Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

(d)  Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

(e) Audit Committee Financial Expert

Our board of directors acts, itself, as the audit committee to our board of directors; there is no separate audit or other committees. Although Mr. Kuehne qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5)(i) of Regulation S-K, he is not an independent director. We have no independent directors who qualify as an “audit committee financial expert” at this time because we have no independent directors and have been unable to hire a qualified candidate. Further, we believe that we have inadequate financial resources at this time to hire any such individual. We do intend, however, to attempt to identify and retain a qualified individual for this position as circumstances permit.

Prior Blank Check Company Experience

As indicated below, members of the management also serve as officers and directors of the following blank check company:

Name	Filing Date of Registration Statement	Status	SEC File Number	Pending Business Combinations	Additional Information

Golden Pig Ventures Inc.	July 2, 2008	Pending	___-_____	None	Mr. Kuehne is the President, Chief Executive Officer, Chief Financial Officer, Treasurer and a Director, and Mr. Quinby is the Vice President, Secretary and a Director, of Golden Pig Ventures Inc.

ITEM 6.   EXECUTIVE COMPENSATION

None of our executive officers or directors has received any cash remuneration since inception. There are not now in place any employment or similar agreements, written or otherwise, or understandings or arrangements, to which we are a party with any of our executive officers or directors, and we do not anticipate that we will enter into any such agreements before we consummate a business combination, should that occur. None of our directors or executive officers intends to devote more than a few hours a week to our affairs in the meantime.

There are no understandings or agreements, written or otherwise, regarding remuneration to which our management will be entitled upon or following consummation by us of a business combination, should that occur, nor do we anticipate that any of our directors or executive officers will receive or otherwise be entitled to any such remuneration in any such event. It is possible that, following the successful consummation of a business combination with an unaffiliated entity, should that occur, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. We have adopted a policy, however, whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision as to whether or not to undertake any proposed or otherwise contemplated transaction.

We have not adopted any retirement, pension, profit sharing, stock option, restricted stock, insurance or other similar plans or programs for the benefit of our employees.

We do not have a standing compensation committee or a committee performing similar functions since it is not expected that any of our officers or directors will be compensated until such time, if at all, as we complete a reverse merger or other business combination.

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Loans from Shareholders

As of March 31, 2008, John A. Kuehne, our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Director, and one of our major shareholders, had loaned to us a total of $15,000 in principal pursuant to three unsecured promissory notes. Also as of March 31, 2008, Frank E. Quinby, our Vice President, Secretary, Director, another of our major shareholders, had loaned to us a total of $15,000 in principal pursuant to three unsecured promissory notes. The loans accrue interest at the rate of 4.75% per annum, and the principal, together with accrued interest, is required to be repaid as of the date that we receive gross proceeds from any one or more equity investments in the aggregate amount of at least $250,000. The interest rate at which such loans have been made are not believed to exceed rates that would otherwise be available to us. The promissory notes reflecting these loan obligations carry no rights of conversion.

Office Space

We currently utilize the office space and equipment of Smallcap Corporate Partners Inc., a venture capital, management consulting, and corporate investor relations consulting firm the sole principals of which are John A. Kuehne, our President, Chief Executive Officer, Chief Financial Officer, and Treasurer, and one of our two directors, and Frank E. Quinby, our Vice President, Secretary, and only other director, on a month-to-month basis at no cost. Management estimates that the value conveyed to us as a result of this arrangement is immaterial.

Director Independence

We currently have only two persons serving on our Board of Directors, Mr. Kuehne and Mr. Quinby. We are not a listed issuer and, as such, are not currently subject to any director independence standards. Using the definition of independence set forth in the rules of the American Stock Exchange, neither Mr. Kuehne nor Mr. Quinby would be considered an independent director of the Company.

ITEM 8.   LEGAL PROCEEDINGS.

Presently, there are not any material pending legal proceedings to which we are a party or as to which any of our property is or may be subject, and we are unaware of any legal proceedings threatened or contemplated against us.

ITEM 9.   MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Information

Our common stock is not currently trading publicly on any stock exchange or over-the-counter quotation service. We are not aware of any market activity in our common stock since the date of our organization through the date of this filing.

There are not currently outstanding:

(1) any options or warrants to purchase, or securities convertible into, shares of our common stock;

(2) any shares of our common stock eligible to be sold pursuant to Rule 144 under the Securities Act or that we have agreed to register under the Securities Act for sale by the holders; or

(3) any shares of our common stock that are being or have been proposed to be, publicly offered by us.

(b) Holders

As of July 1, 2008, there were 13 holders of record of a total of 9,000,000 shares of our common stock.

(c)  Dividends

We have not paid any cash dividends to date and we do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds in our pursuit for an appropriate business combination.

(d) Securities Authorized for Issuance Under equity Compensation Plans

There are no items requiring disclosure hereunder.

ITEM 10.   RECENT SALES OF UNREGISTERED SECURITIES.

On March 5, 2007, we issued 2,500,000 shares of our common stock to John A. Kuehne for cash consideration of $.0001 per share, and 2,500,000 shares of our common stock to Frank E. Quinby for cash consideration of $.0001 per share, for an aggregate investment of $250 each. We sold these shares of our common stock under the exemption from registration provided by Section 4(2) of the Securities Act; neither the Company nor any person acting on its behalf offered or sold these securities by means of any form of general solicitation or general advertising.

On May 15, 2007, and in exchange for cash loans, we issued notes payable to each of John A. Kuehne and Frank E. Quinby in the amount of $5,500 each (total $11,000). The notes bear interest at 4.75% per annum. The notes are payable on or before the first day upon which we receive proceeds from equity investments aggregating at least $250,000. Any overdue principal bears interest at 15% per annum and is payable on demand. We sold these notes under the exemption from registration provided by Section 4(2) of the Securities Act; neither the Company nor any person acting on its behalf offered or sold these securities by means of any form of general solicitation or general advertising.

On August 21, 2007, and in exchange for cash loans, we issued notes payable to each of John A. Kuehne and Frank E. Quinby in the amount of $4,500 each (total $9,000). The notes bear interest at 4.75% per annum. The notes are payable on or before the first day upon which we receive proceeds from equity investments aggregating at least $250,000. Any overdue principal bears interest at 15% per annum and is payable on demand. We sold these notes under the exemption from registration provided by Section 4(2) of the Securities Act; neither the Company nor any person acting on its behalf offered or sold these securities by means of any form of general solicitation or general advertising.

On August 22, 2007, and in exchange for a cash loan, we issued a note payable to John A. Kuehne in the amount of $5,000. The note bears interest at 4.75% per annum. The note is payable on or before the first day upon which we receive proceeds from equity investments aggregating at least $250,000. Any overdue principal bears interest at 15% per annum and is payable on demand. We sold this note under the exemption from registration provided by Section 4(2) of the Securities Act; neither the Company nor any person acting on its behalf offered or sold these securities by means of any form of general solicitation or general advertising.

On September 24, 2007, and in exchange for a cash loan, we issued a note payable to Frank E. Quinby in the amount of $5,000. The note bears interest at 4.75% per annum. The note is payable on or before the first day upon which we receive proceeds from equity investments aggregating at least $250,000. Any overdue principal bears interest at 15% per annum and is payable on demand. We sold this note under the exemption from registration provided by Section 4(2) of the Securities Act; neither the Company nor any person acting on its behalf offered or sold these securities by means of any form of general solicitation or general advertising.

On October 1, 2007, we issued a total of 4,000,000 shares of our common stock, for cash consideration of $0.0001 per share, to the following individuals and entities in the corresponding amounts:

Name of Purchaser	Number of Common Shares	Total Purchase Price
John A. Kuehne	200,000	$20.00
Frank Quinby	200,000	$20.00
West Peak Ventures of Canada Ltd.	360,000	$36.00
Woodburn Holdings Ltd.	360,000	$36.00
Windstone Financial Corp.	360,000	$36.00
Agosto Corporation Ltd.	360,000	$36.00
Scharfe Holdings Inc.	360,000	$36.00
Rainy Day Investments Inc.	360,000	$36.00
Pagic Inc.	360,000	$36.00
1219716 Alberta Ltd.	360,000	$36.00
George Orr	360,000	$36.00
Donna Dee Soychuke	180,000	$18.00
Rommel Homes Ltd.	180,000	$18.00

We sold these shares of our common stock under the exemption from registration provided by Section 4(2) of the Securities Act; neither the Company nor any person acting on its behalf offered or sold these securities by means of any form of general solicitation or general advertising.

On October 1, 2007, we issued notes payable aggregating $20,000 to the following individuals and entities in the corresponding face amounts:

Name of Purchaser	Face Amount
West Peak Ventures of Canada Ltd.	$2,000.00
Woodburn Holdings Ltd.	$2,000.00
Windstone Financial Corp.	$2,000.00
Agosto Corporation Ltd.	$2,000.00
Scharfe Holdings Inc.	$2,000.00
Rainy Day Investments Inc.	$2,000.00
Pagic Inc.	$2,000.00
1219716 Alberta Ltd.	$2,000.00
George Orr	$2,000.00
Donna Dee Soychuke	$1,000.00
Rommel Homes Ltd.	$1,000.00

The notes bear interest at 4.75% per annum. The notes are payable on or before the first day upon which the we receive proceeds from equity investments aggregating at least $250,000. Any overdue principal bears interest at 15% per annum and is payable on demand. We sold these notes under the exemption from registration provided by Section 4(2) of the Securities Act; neither the Company nor any person acting on its behalf offered or sold these securities by means of any form of general solicitation or general advertising.

All purchasers of our common stock to date have provided representations in writing that they acquired such shares for their own accounts. A legend in each case was imprinted on the stock certificates stating that the securities reflected thereby have not been registered under the Securities Act and cannot be sold or otherwise transferred in the absence of an effective registration or an exemption from registration.

To date, none of our securities have been issued in exchange for services rendered.

ITEM 11.   DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

(a) Capital Stock

We are authorized by our Certificate of Incorporation to issue an aggregate of 120,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $.0001 per share and 20,000,000 are shares of preferred stock, par value $.0001 per share. As of July 1, 2008, 9,000,000 shares of our common stock were issued and outstanding and no shares of preferred stock had been issued.

Common Stock

All outstanding shares of our common stock are of the same class and have equal rights and attributes. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. All of the holders of our common stock are entitled to share equally in dividends, if any, as may be declared from time to time by our board of directors out of funds legally available. In the event of liquidation, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The holders of our common stock do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future.

The foregoing description of our capital stock is merely a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to this registration statement on Form 10.

(b) Debt Securities

We currently have outstanding unsecured promissory notes representing a total of $50,000 in outstanding debt obligations arising out of loans to us by our shareholders. The loans accrue interest at the rate of 4.75% per annum, and the principal, together with accrued interest, is required to be repaid as of the date that we receive gross proceeds from any one or more equity investments in the aggregate amount of at least $250,000. The interest rate at which such loans have been made are not believed to exceed rates that would otherwise be available to us. The promissory notes reflecting these loan obligations carry no rights of conversion.

(c) Warrants and Rights

There are no items requiring disclosure hereunder.

(d) Other Securities To Be Registered

There are no items requiring disclosure hereunder.

ITEM 12.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

ITEM 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

Page
Balance Sheet at March 31, 2008 (unaudited) and December 31, 2007 (audited)	F-1

Statements of Operations (unaudited) for the three month periods ended March 31, 2008 and March 31, 2007, and for the period from March 5, 2007 (inception) to March 31, 2008	F-2

Statement of Changes in Stockholders' Deficit (unaudited) for the period from March 5, 2007 (Inception) to March 31, 2008	F-3

Statement of Cash Flows (unaudited) for the three month periods ended March 31, 2008 and March 31, 2007, and for the period from March 5, 2007 (inception) to March 31, 2008	F-4

Notes to Unaudited Financial Statements for the period ended March 31, 2008	F-5

Report of Independent Registered Public Accounting Firm (June 16, 2008)	F-9

Balance Sheet at December 31, 2007 (audited)	F-10

Statements of Operations (audited) for the period from March 5, 2007 (inception) to December 31, 2007	F-11

Statement of Changes in Stockholders’ Deficit (audited) for the period from March 5, 2007 (Inception) to December 31, 2007	F-12

Statement of Cash Flows (audited) for the period from March 5, 2007 (inception) to December 31, 2007	F-13

Notes to Audited Financial Statements for the period ended December 31, 2007	F-14

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not currently and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 23.

(b) Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation dated March 5, 2007
3.2	By-Laws adopted March 5, 2007

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THREE SIGMA VENTURES INC.

Date: July 2, 2008	By: /s/ John A. Kuehne
Name: John A. Kuehne
Title: President

THREE SIGMA VENTURES, INC.
(A Development Stage Company)

- INDEX TO FINANCIAL STATEMENTS -

Page
Balance Sheet at March 31, 2008 (unaudited) and December 31, 2007 (audited)	F-1

Statements of Operations (unaudited) for the three month periods ended March 31, 2008 and March 31, 2007, and for the period from March 5, 2007 (inception) to March 31, 2008	F-2

Statement of Changes in Stockholders' Deficit (unaudited) for the period from March 5, 2007 (Inception) to March 31, 2008	F-3

Statement of Cash Flows (unaudited) for the three month periods ended March 31, 2008 and March 31, 2007, and for the period from March 5, 2007 (inception) to March 31, 2008	F-4

Notes to Unaudited Financial Statements for the period ended March 31, 2008	F-5

Report of Independent Registered Public Accounting Firm (June 16, 2008)	F-9

Balance Sheet at December 31, 2007 (audited)	F-10

Statements of Operations (audited) for the period from March 5, 2007 (inception) to December 31, 2007	F-11

Statement of Changes in Stockholders’ Deficit (audited) for the period from March 5, 2007 (Inception) to December 31, 2007	F-12

Statement of Cash Flows (audited) for the period from March 5, 2007 (inception) to December 31, 2007	F-13

Notes to Audited Financial Statements for the period ended December 31, 2007	F-14

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
BALANCE SHEETS

ASSETS	March 31, 2008 (Unaudited)	December 31, 2007 (Audited)

Current assets:
Cash and cash equivalents	$21,792	$28,158
Total assets	$21,792	$28,158

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accrued expenses	$5,067	$7,345
Notes payable to officers, including accrued interest of $1,127 and $767
at March 31, 2008 and December 31, 2007, respectively	31,127	30,767
Notes payable to stockholders, including accrued interest of $526 and $286
at March 31, 2008 and December 31, 2007, respectively	20,526	20,286
Total current liabilities	56,720	58,398

Stockholders' deficit:
Preferred stock; $.0001 par value, 20,000,000 shares authorized,
none issued and outstanding	-	-
Common stock; $.0001 par value, 100,000,000 shares authorized,
9,000,000 issued and outstanding	900	900
Deficit accumulated during the development stage	(35,828)	(31,140)

Total stockholders' deficit	(34,928)	(30,240)

Total liabilities and stockholders' deficit	$21,792	$28,158

See accompanying notes to unaudited financial statements

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Three-month period ended March 31, 2008	From March 5, 2007 (Inception) to March 31, 2007	From March 5, 2007 (Inception) to March 31, 2008
	(Unaudited)	(Unaudited)	(Unaudited)
Operating expenses:
Selling, general, and administrative expenses	$4,088	$159	$34,175

Other expense:
Interest expense-related party	360	-	1,127
Interest expense	240	-	526

Net loss	$(4,688)	$(159)	$(35,828)

Basic and diluted earnings per common share	$(0.00)	$(0.00)

Basic and diluted weighted average common	9,000,000	5,000,000
shares outstanding

See accompanying notes to unaudited financial statements

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
From March 5, 2007 (Inception) to March 31, 2008

	Common Stock		Deficit Accumulated During the
	Shares	$	Development Stage	Total

Opening balance, March 5, 2007 (Inception)	-	$-	$-	$-

Issuance of common stock for cash	9,000,000	900	-	900
Net loss	-	-	(31,140)	(31,140)
Balance at December 31, 2007	9,000,000	900	(31,140)	(30,240)

Net loss	-	-	(4,688)	(4,688)
Balance at March 31, 2008 (Unaudited)	9,000,000	$900	$(35,828)	$(34,928)

See accompanying notes to unaudited financial statements

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Three-month period ended March 31, 2008	From March 5, 2007 (Inception) to March 31, 2007	From March 5, 2007 (Inception) to March 31, 2008
	(Unaudited)	(Unaudited)	Unaudited)
Cash flows from operating activities:
Net loss	$(4,688)	$(159)	$(35,828)

Adjustments to reconcile net loss to net cash used in
operating activities:
Changes in operating assets and liabilities:
Accrued interest on promissory notes to officers	360	-	1,127
Accrued interest on promissory notes to stockholders	240	-	526
Increase (decrease) accounts payable and accrued expenses	(2,278)	159	5,067

Net cash used in operating activities	(6,366)	-	(29,108)

Cash flows from financing activities:

Proceeds from issuance of promissory notes payable to officers	-	-	30,000
Proceeds from issuance of promissory notes payable to stockholders	-	-	20,000
Proceeds from issuance of shares of common stock	-	-	900

Net cash provided by financing activities	-	-	50,900

Net increase (decrease) in cash	(6,366)	-	21,792

Cash, beginning of period	28,158	-	-

Cash, end of period	$21,792	$-	$21,792

Supplemental information:
Cash paid for interest	$-	$-	$-

Cash paid for taxes	$-	$-	$-

Noncash investing and financing activities:

Issuance of shares of common stock and corresponding increase in
subscription receivable	$-	$500	$900

See accompanying notes to unaudited financial statements

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1 - Organization and Description of Business, Basis of Presentation and Going Concern

Organization and Description of Business

Three Sigma Ventures, Inc. (the “Company”), a development stage company as defined in Financial Accounting Standards Board Statement No. 7, was formed in Delaware on March 5, 2007.

The Company’s primary purpose is to acquire an operating business. The Company has not identified an acquisition target yet. In this regard, the Company is a “blank check” company, which the SEC defines as “a development stage company” that has no specific business plan or purpose, or which has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issuing “penny stock”, as defined in Rule 3a51-1 under the Securities and Exchange Act of 1934. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until such time as the Company concludes a business combination, to the extent that occurs.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent, that desires to employ the Company’s funds in its business. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Basis of Presentation and Going Concern

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and the footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2008 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2008.

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company has not generated revenue since its inception on March 5, 2007 and has incurred net losses of $35,828 from inception through March 31, 2008. As a result, its current operations are an inadequate source of cash to fund future operations. The report of the Company’s independent registered public accounting firm in relation to the Company’s financial statements for the fiscal year ended December 31, 2007 contains an explanatory paragraph regarding the Company’s ability to continue as a going concern based upon its net losses and cash used in operations. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities when they become due and to generate profitable operations in the future. The Company plans to continue to provide for its capital requirements through the sale of equity securities and debt, however, it has no firm commitments from any third party to provide this financing and it cannot provide any assurance that it will be successful in raising working capital as needed. There are no assurances that it will have sufficient funds to execute its business plan, pay its obligations as they become due or generate positive operating results.

Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in banks. The Company considers cash equivalents to include all highly liquid investments with original maturities of three months or less to be cash equivalents.

Development Stage

The Company’s primary purpose for the time being is to acquire an operating business. The Company spends most of its time in assessing acquisition targets.

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies- Continued

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accrued expenses, and notes payable to a stockholder approximate their fair value due to their short-term maturities.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company’s assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60-month period. These expenses will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward under current applicable law for 20 years until utilized.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the amount of unbilled vendors payable for services performed during the reporting period. Actual results will differ from these estimates and assumptions.

Basic and Diluted Earnings per Common Share

Basic earnings per common share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common shares outstanding plus the dilutive effects of outstanding options and warrants to acquire common shares during the period. In loss periods, dilutive common equivalent shares are excluded because the effect would be anti-dilutive. The Company had not issued any dilutive common share equivalents at March 31, 2008 and 2007, respectively.

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies- Continued

Accrued Expenses

Accrued expenses at March 31, 2008 and December 31, 2007 consisted exclusively of professional fees.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, account standards, if currently adopted, could have a material effect on the accompanying financial statements.

Note 3 - Related Party Transactions

At March 31, 2008 and December 31, 2007, the Company issued notes payable aggregating $30,000 to two major stockholders. The notes bear interest at 4.75% per annum. The notes are payable on or before the first day upon which the Company receives proceeds from equity investments aggregating at least $250,000. Any overdue principal bears interest at 15% per annum and is payable on demand. The interest expense related to these notes accrued to $1,127 and $767 for March 31, 2008 and December 31, 2007, respectively.

Note 4 - Notes Payable

At March 31, 2008 and December 31, 2007, the Company issued notes payable aggregating $50,000, which includes the $30,000 related party notes previously mentioned in the footnotes. The notes bear interest at 4.75% per annum. The notes are payable on or before the first day upon which the Company receives proceeds from equity investments aggregating at least $250,000. Any overdue principal bears interest at 15% per annum and is payable on demand. The interest expense related to these notes accrued to $600 and $1,053 for March 31, 2008 and December 31, 2007, respectively.

Note 5 - Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock. The Company had issued 9,000,000 shares of its common stock pursuant to a private placement offering generating proceeds of $900 at March 31, 2008.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Three Sigma Ventures, Inc.

We have audited the accompanying balance sheet of Three Sigma Ventures, Inc. (a development stage company) as of December 31, 2007 and the related statements of operations, stockholders' deficit and cash flows from March 5, 2007 (Inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Three Sigma Ventures, Inc. (a development stage company) as of December 31, 2007 and the results of their operations and their cash flows for the period from March 5, 2007 (Inception) to December 31, 2007, in conformity with U. S. generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenue since inception on March 5, 2007 and has incurred net losses of $31,140 since inception through December 31, 2007. As a result, the current operations are not an adequate source of cash to fund future operations. These issues among others raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP Sherb & Co., LLP

New York, New York June 16, 2008

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
BALANCE SHEET
December 31, 2007

ASSETS

Current assets:
Cash and cash equivalents	$28,158
Total assets	$28,158

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accrued expenses	$7,345
Notes payable to officers, including accrued interest of $767	30,767
Notes payable to stockholders, including accrued interest of $286	20,286
Total current liabilities	58,398

Stockholders' deficit:
Preferred stock; $.0001 par value, 20,000,000 shares authorized,
none issued and outstanding	-
Common stock; $.0001 par value, 100,000,000 shares authorized,
9,000,000 issued and outstanding	900
Deficit accumulated during the development stage	(31,140)

Total stockholders' deficit	(30,240)

Total liabilities and stockholders' deficit	$28,158

See accompanying notes to financial statements

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

From March 5, 2007
(Inception)
to December 31, 2007

Operating expenses:
Selling, general, and administrative expenses	$30,087

Other expense:
Interest expense-related party	767
Interest expense	286

Net loss	$(31,140)

Basic and diluted earnings per common share	$(0.01)

Basic and diluted weighted average common	5,897,807
shares outstanding

See accompanying notes to financial statements

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
From March 5, 2007 (Inception) to December 31, 2007

			Deficit Accumulated
	Common Stock		During the
	Shares	$	Development Stage	Total

Opening balance, March 5, 2007 (Inception)	-	$-	$-	$-
Issuance of common stock for cash	9,000,000	900	-	900
Net loss	-	-	(31,140)	(31,140)
Ending balance, December 31, 2007	9,000,000	$900	$(31,140)	$(30,240)

See accompanying notes to financial statements

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

From March 5, 2007
(Inception)
to December 31, 2007

Cash flows from operating activities:
Net loss	$(31,140)

Adjustments to reconcile net loss to net cash used in
operating activities:
Changes in operating assets and liabilities:
Accrued interest on promissory notes to officers	767
Accrued interest on promissory notes to stockholders	286
Increase in accrued expenses	7,345

Net cash used in operating activities	(22,742)

Cash flows from financing activities:

Proceeds from issuance of promissory notes payable to officers	30,000
Proceeds from issuance of promissory notes payable to stockholders	20,000
Proceeds from issuance of shares of common stock	900

Net cash provided by financing activities	50,900

Net increase in cash	28,158

Cash, beginning of period, March 5, 2007 (Inception)	-

Cash, end of period	$28,158

Supplemental information:
Cash paid for interest	$-
Cash paid for taxes	$-

See accompanying notes to financial statements

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 1 - Organization and Description of Business, Basis of Presentation and Going Concern

Organization and Description of Business

Three Sigma Ventures, Inc. (the “Company”), a development stage company as defined in Financial Accounting Standards Board Statement No. 7, was formed in Delaware on March 5, 2007. The Company’s fiscal year end is December 31.

The Company’s primary purpose is to acquire an operating business. The Company has not identified an acquisition target yet. In this regard, the Company is a “blank check” company, which the SEC defines as “a development stage company” that has no specific business plan or purpose, or which has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issuing “penny stock”, as defined in Rule 3a51-1 under the Securities and Exchange Act of 1934. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until such time as the Company concludes a business combination, to the extent that occurs.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent, that desires to employ the Company’s funds in its business. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Basis of Presentation and Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company has not generated revenue since its inception on March 5, 2007 and has incurred net losses of $31,140 from inception through December 31, 2007. As a result, its current operations are an inadequate source of cash to fund future operations. The report of the Company’s independent registered public accounting firm in relation to the Company’s financial statements for the fiscal year ended December 31, 2007 contains an explanatory paragraph regarding the Company’s ability to continue as a going concern based upon its net losses and cash used in operations. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities when they become due and to generate profitable operations in the future. The Company plans to continue to provide for its capital requirements through the sale of equity securities and debt, however, it has no firm commitments from any third party to provide this financing and it cannot provide any assurance that it will be successful in raising working capital as needed. There are no assurances that it will have sufficient funds to execute its business plan, pay its obligations as they become due or generate positive operating results.

Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in banks. The Company considers cash equivalents to include all highly liquid investments with original maturities of three months or less to be cash equivalents.

Development Stage

The Company’s primary purpose for the time being is to acquire an operating business. The Company spends most of its time in assessing acquisition targets.

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 2 - Summary of Significant Accounting Policies- Continued

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accrued expenses, and notes payable to a stockholder approximate their fair value due to their short-term maturities.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company’s assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60-month period. These expenses will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward under current applicable law for 20 years until utilized.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the amount of unbilled vendors payable for services performed during the reporting period. Actual results may differ from these estimates and assumptions.

Basic and Diluted Earnings per Common Share

Basic earnings per common share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common shares outstanding plus the dilutive effects of outstanding options and warrants to acquire common shares during the period. In loss periods, dilutive common equivalent shares are excluded because the effect would be anti-dilutive. The Company had not issued any dilutive common share equivalents at December 31, 2007.

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 2 - Summary of Significant Accounting Policies- Continued

Accrued Expenses

Accrued expenses at December 31, 2007 consisted exclusively of professional fees.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, account standards, if currently adopted, could have a material effect on the accompanying financial statements.

Note 3 - Related Party Transactions

During the fiscal year ended December 31, 2007, the Company issued notes payable aggregating $30,000 to two major stockholders. The notes bear interest at 4.75% per annum. The notes are payable on or before the first day upon which the Company receives proceeds from equity investments aggregating at least $250,000. Any overdue principal bears interest at 15% per annum and is payable on demand. The interest expense related to these notes accrued to $767 at December 31, 2007.

Note 4- Notes Payable

During the fiscal year ended December 31, 2007, the Company issued notes payable aggregating $50,000, which includes the $30,000 related party notes previously mentioned in the footnotes. The notes bear interest at 4.75% per annum. The notes are payable on or before the first day upon which the Company receives proceeds from equity investments aggregating at least $250,000. Any overdue principal bears interest at 15% per annum and is payable on demand. The interest expense related to these notes accrued to $1,053 at December 31, 2007.

Note 5- Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock. During fiscal 2007, the Company issued 9,000,000 shares of its common stock pursuant to a private placement offering generating proceeds of $900.

THREE SIGMA VENTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 6 - Income Tax

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred taxes, at December 31, 2007 are as follows:

Deferred tax assets:	$12,425
Capitalizes start-up costs	(12,425)
Less valuation allowance	$-
Total net deferred tax assets:

SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported, if any, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management has determined that a valuation allowance of $12,425 at December 31, 2007 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized.

The federal statutory tax rate reconciled to the effective tax rate during 2007 is as follows:

2007
Tax at U.S. statutory rate:	35.0%
State tax rate, net of federal benefits	4.9
Change in valuation allowance	(39.9)
Effective tax rate	0.0%